Exhibit 99.1

60 Madison Avenue, Suite 910
New York, NY 10010
(212) 447-9292 Fax (212) 447-8323
e-mail: pr@zlokower.com
Website: www.zlokower.com

NEWS

For Further Information:

At Sports Properties Acquisition Corp.	At Zlokower Company
437 Madison Avenue, New York, NY 10022	Public Relations
Andrew Murstein	Harry Zlokower
(212) 328-2100	Dave Closs
(212) 447-9292

FOR IMMEDIATE RELEASE

SPORTS PROPERTIES ACQUISITION CORP. ANNOUNCES TRUST

INVESTMENT DETAILS

NEW YORK, N.Y. – October 6, 2008—Sports Properties Acquisition Corp. (AMEX: HMR.U), announced today details related to its assets being held in trust. The trust assets are held in a trust account at Deutsche Bank Trust Company Americas, with Continental Stock Transfer & Trust Company as trustee. All of the trust assets are invested in the JPMorgan 100% U.S. Treasury Securities Money Market Fund (NASDAQ: CJTXX). The Fund invests these trust assets exclusively in obligations of the United States Treasury, including Treasury bills, bonds and notes.

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About Sports Properties Acquisition Corp.

SPORTS PROPERTIES ACQUISITION CORP IS A BLANK CHECK COMPANY ORGANIZED FOR THE PURPOSE OF EFFECTING A MERGER, CAPITAL STOCK EXCHANGE, ASSET OR STOCK ACQUISITION, EXCHANGEABLE SHARE TRANSACTION OR OTHER SIMILAR BUSINESS

COMBINATION OF ONE OR MORE DOMESTIC OR INTERNATIONAL OPERATING BUSINESSES. IT PLANS TO TARGET ACQUISITIONS IN THE SPORTS, LEISURE OR ENTERTAINMENT INDUSTRIES.